UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2016 (December 14, 2016)

KEY ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08038	04-2648081
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas 77010

(Address of principal executive offices and Zip Code)

713-651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed, on October 24, 2016, Key Energy Services, Inc. (“Key” or the “Company”) and certain of its domestic subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), pursuant to the terms of a plan support agreement, dated August 24, 2016, by and among the Debtors and certain of their lenders and noteholders, that contemplates the reorganization of the Debtors pursuant to a prepackaged plan of reorganization. The Debtors obtained joint administration of their chapter 11 cases under the caption In re: Key Energy Services, Inc, et al., Case No. 16-12306.

On December 6, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the prepackaged plan of reorganization as modified by the Confirmation Order (the “Plan”).

On December 15, 2016 (the “Effective Date”), the Plan became effective in accordance with its terms, and the Debtors emerged from the chapter 11 cases.

This Current Report on Form 8-K contains summary descriptions of certain documents and agreements to which the Company and its subsidiaries became a party pursuant to the Plan in connection with emerging from bankruptcy, certain agreements that were terminated pursuant to the Plan and certain other information relating thereto. The descriptions in this Current Report on Form 8-K are qualified in their entirety by reference to the Plan, which is incorporated herein as Exhibit 2.1 and to the other exhibits to this Current Report on Form 8-K. All defined terms not defined herein have the meaning as set forth in the Plan.

Item 1.01 Entry into a Material Definitive Agreement.

New Revolving Credit Facility

On the Effective Date, the Company’s existing Loan and Security Agreement, dated June 1, 2015, among the Company and Key Energy Services, LLC, as borrowers, certain of their subsidiaries named as guarantors therein, the financial institutions party thereto from time to time as lenders, Bank of America, N.A., as administrative agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-collateral agents, which previously provided for a $100 million ABL revolving credit facility, was terminated in accordance with the Plan.

On December 15, 2016, the Company and Key Energy Services, LLC, as borrowers (the “ABL Borrowers”), entered into a Loan and Security Agreement (the “ABL Facility”), with the financial institutions party thereto from time to time as lenders (the “ABL Lenders”), Bank of America, N.A., as administrative agent for the lenders, and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-collateral agents for the lenders. The ABL Facility provides for aggregate initial commitments from the ABL Lenders of $80 million and matures on June 15, 2021.

The ABL Facility provides the ABL Borrowers with the ability to borrow up to an aggregate principal amount equal to the lesser of (i) the aggregate revolving commitments then in effect and (ii) the sum of (a) 85% of the value of eligible accounts receivable plus (b) 80% of the value of eligible unbilled accounts receivable, subject to a limit equal to the greater of (x) $35 million and (y) 25% of the Commitments. The amount that may be borrowed under the ABL Facility is subject to increase or reduction based on certain segregated cash or reserves provided for by the ABL Facility. In addition, the percentages of accounts receivable and unbilled accounts receivable included in the calculation described above is subject to reduction to the extent of certain bad debt write-downs and other dilutive items provided in the ABL Facility.

Borrowings under the ABL Facility will bear interest, at the ABL Borrowers’ option, at a per annum rate equal to (i) LIBOR for 30, 60, 90, 180, or, with the consent of the ABL Lenders, 360 days, plus an applicable margin that varies from 2.50% to 4.50% depending on the Borrowers’ fixed charge coverage ratio at such time or (ii) a base rate equal to the sum of (a) the greatest of (x) the prime rate, (y) the federal funds rate, plus 0.50% or (z) 30-day LIBOR, plus 1.0% plus (b) an applicable margin that varies from 1.50% to 3.50% depending on the Borrowers’ fixed charge coverage ratio at such time. In addition, the ABL Facility provides for unused line fees of 1.0% to 1.25% per year, depending on utilization, letter of credit fees and certain other factors.

The ABL Facility may in the future be guaranteed by certain of the Company’s existing and future subsidiaries (the “ABL Guarantors,” and together with the ABL Borrowers, the “ABL Loan Parties”). To secure their obligations under the ABL Facility, each of the ABL Loan Parties has granted or will grant, as applicable, to the Administrative Agent a first-priority security interest for the benefit of the ABL Lenders in its present and future accounts receivable, inventory and related assets and proceeds of the foregoing (the “ABL Priority Collateral”). In addition, the obligations of the ABL Loan Parties under the ABL Facility are secured by second-priority liens on the Term Priority Collateral (as described below under “Term Loan Facility”).

The revolving loans under the ABL Facility may be voluntarily prepaid, in whole or in part, without premium or penalty, subject to breakage or similar costs.

The ABL Facility contains certain affirmative and negative covenants, including covenants that restrict the ability of the ABL Loan Parties to take certain actions including, among other things and subject to certain significant exceptions, the incurrence of debt, the granting of liens, the making of investments, entering into transactions with affiliates, the payment of dividends and the sale of assets. The ABL Facility also contains a requirement that the ABL Borrowers comply, during certain periods, with a fixed charge coverage ratio of 1.00 to 1.00.

The foregoing description of the ABL Facility is summary in nature and is qualified in its entirety by reference to the full and complete terms of the ABL Facility. A copy of the ABL Facility is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

New Term Loan Facility

Upon the occurrence of the Effective Date, the Company’s existing Term Loan and Security Agreement, dated June 1, 2015, among the Company, as borrower, certain of its subsidiaries named as guarantors therein, the financial institutions party thereto from time to time as lenders (the “Existing Term Lenders”), and Cortland Capital Market Services LLC, as agent, which previously provided for a term loan facility, was terminated in accordance with the Plan.

On December 15, 2016, the Company entered into a Term Loan and Security Agreement (the “Term Loan Facility”), among the Company, as borrower, certain subsidiaries of the Company named as guarantors therein, the financial institutions party thereto from time to time as Lenders (collectively, the “Term Loan Lenders”) and Cortland Capital Market Services LLC and Cortland Products Corp., as agent for the Lenders. The Term Loan Facility provides for $250 million of term loans to be issued to the Existing Term Lenders in accordance with the Plan.

The Term Loan Facility will mature on December 15, 2020, although such maturity date may, at the Company’s request, be extended by one or more of the Term Loan Lenders pursuant to the terms of the Term Loan Facility. Borrowings under the Term Loan Facility will bear interest, at the Company’s option, at a per annum rate equal to (i) LIBOR for one, two, three, six, or, with the consent of the Term Loan Lenders, 12 months, plus 10.25% or (ii) a base rate equal to the sum of (a) the greatest of (x) the prime rate, (y) the Federal Funds rate, plus 0.50% and (z) 30-day LIBOR, plus 1.0% plus (b) 9.25%.

The Term Loan Facility is guaranteed by certain of the Company’s existing and future subsidiaries (the “Term Loan Guarantors,” and together with the Company, the “Term Loan Parties”). To secure their obligations under the Term Loan Facility, each of the Term Loan Parties has granted or will grant, as applicable, to the agent a first-priority security interest for the benefit of the Term Loan Lenders in substantially all of each Term Loan Party’s assets other than certain excluded assets and the ABL Priority Collateral (the “Term Priority Collateral”). In addition, the obligations of the Term Loan Parties under the Term Loan Facility are secured by second-priority liens on the ABL Priority Collateral (as described above under “ABL Facility”).

The loans under the Term Loan Facility may be prepaid at the Company’s option, subject to the payment of a prepayment premium in certain circumstances as provided in the Term Loan Facility. The Company is required to make principal payments in the amount of $625,000 per quarter commencing with the quarter ending March 31, 2017. In addition, pursuant to the Term Loan Facility, the Company must prepay or offer to prepay, as applicable, term loans with the net cash proceeds of certain debt incurrences and asset sales, excess cash flow, and upon certain change of control transactions, subject in each case to certain exceptions.

The Term Loan Facility contains certain affirmative and negative covenants, including covenants that restrict the ability of the Term Loan Parties to take certain actions including, among other things and subject to certain significant exceptions, the incurrence of debt, the granting of liens, the making of investments, entering into transactions with affiliates, the payment of dividends and the sale of assets. The Term Loan Facility also contains financial covenants requiring that the Company maintain an asset coverage ratio of at least 1.35 to 1.0 and that Liquidity (as defined in the Term Loan Facility) must not be less than $37.5 million (of which at least $20.0 million must be in cash or cash equivalents held in deposit accounts) as of the last day of any fiscal quarter, subject to certain exceptions and cure rights.

The foregoing description of the Term Loan Facility is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Term Loan Facility. A copy of the Term Loan Facility is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Warrant Agreement

On the Effective Date, pursuant to the Plan, the Company entered into a warrant agreement with American Stock Transfer & Trust Company, LLC (the “Warrant Agreement”), and issued two series of warrants to the former holders of the Company’s common stock. One series of warrants will expire on the close of business on December 15, 2020 (the “4-Year Warrants”), and the other series of warrants will expire on the close of business on December 15, 2021 (the “5-Year Warrants” and, together with the 4-Year Warrants, the “Warrants”). Each Warrant is exercisable for one share of reorganized Key’s common stock, par value $0.01 (the “Common Stock”). As of the Effective Date, there are 919,090 4-Year Warrants outstanding to purchase up to an aggregate of 919,090 shares of Common Stock at an initial exercise price of $43.52 per share and 919,090 5-Year Warrants outstanding to purchase up to an aggregate of 919,090 shares of Common Stock at an initial exercise price of $54.40 per share.

All unexercised Warrants will expire, and the rights of the holders of such Warrants to purchase Common Stock will terminate, at the close of business on the first to occur of (i) their respective expiration dates or (ii) the date of completion of a merger, sale or other Reorganization Transaction (as defined in the Warrant Agreement) that results in the Common Stock being converted into, changed into or exchanged for consideration consisting solely of cash (a “Cash Exit Transaction”). In the case of a Cash Exit Transaction in which the cash paid per share of Common Stock (the “Per Share Cash Consideration”) exceeds the exercise price of any Warrant, each such Warrant will be deemed to have been exercised immediately prior to the Cash Exit Transaction for an amount equal to the excess of (1) the Per Share Cash Consideration over (2) the exercise price of such Warrant. Upon the occurrence of a Reorganization Transaction that is not a Cash Exit Transaction, each Warrant holder will have the right to receive, upon exercise of any outstanding Warrant, the kind and amount of securities, other property or assets that a holder of one share of Common Stock would have been entitled to receive in connection with such Reorganization Transaction.

The Warrants permit a Warrant holder to elect to exercise the Warrants such that no payment of cash will be required in connection with such exercise (“Net Share Settlement”). If Net Share Settlement is elected, the Company will deliver, without any cash payment therefor, a number of shares of Common Stock equal to (1) the fair value (as of the exercise date for such Warrant) of one share of Common Stock minus the 4-Year Exercise Price or the 5-Year Exercise Price, as applicable, divided by (2) the fair value of one share of Common Stock. For purposes of the Warrant Agreement, if the Common Stock is listed on the New York Stock Exchange (the “NYSE”) or the NASDAQ Stock Market, the “fair value” of each share of Common Stock will equal the volume-weighted average price per share of Common Stock for the 20 trading days ending on, but excluding, the date of exercise.

The exercise price per share of the Warrants and the number of Warrants are subject to adjustment from time to time upon the occurrence of certain events including: (1) the issuance of Common Stock as a dividend or distribution to all holders of shares of Common Stock, or a subdivision, combination, split, reverse split or reclassification of Common Stock into a greater or smaller number shares of Common Stock; and (2) the issuance as a dividend or distribution to all holders of Common Stock of cash, evidences of indebtedness, securities of the Company or any other person, or other property.

No Warrant holder will have, by virtue of holding or having a beneficial interest in the Warrants, the right to vote, to consent, to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Common Stock, or to exercise any rights whatsoever as a stockholder of the Company unless, until and only to the extent such Warrant holder becomes a holder of record of shares of Common Stock issued upon settlement of Warrants.

The foregoing description of the Warrant Agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Warrant Agreement. A copy of the Warrant Agreement is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Registration Rights Agreement

On the Effective Date, pursuant to the Plan, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain stockholders which provides that, subject to the terms and conditions of the Registration Rights Agreement:

•	The Company commits to file a resale shelf registration statement covering all Registrable Securities (as defined in the Registration Rights Agreement) of each stockholder party to the Registration Rights Agreement (each such party, together with its permitted transferees, a “Specified Stockholder”) within 60 days after the Effective Date. The Company will use commercially reasonable efforts to cause such shelf registration statement to be declared effective as promptly as practicable and in no event later than 60 days after the filing of such shelf registration statement and to keep such shelf registration statement effective (subject to customary blackout periods) for so long as any Specified Stockholder holds Registrable Securities.

•	Beginning 120 days after the Effective Date, if the Company does not have available such an effective resale shelf registration statement, each Specified Stockholder that holds Registrable Securities will have two demand registration rights per calendar year (subject to customary blackout periods); provided, that, any such demand must be for an offering of at least $12.5 million of estimated gross proceeds (taking into account the requests of all requesting Specified Stockholders); provided, further, that in no event will the Company be required to comply with more than one demand by the Specified Stockholders (other than Soter Capital, LLC, Platinum Equity Advisors, LLC and its other affiliates (collectively, the “Platinum Parties”)) in any six-month period.

•	The Company will be required to effect underwritten offerings pursuant to the shelf takedowns and demands by Specified Stockholders beginning 180 days after the Effective Date. The Company will not be required to facilitate an underwritten offering facilitated by marketing efforts on the part of the Company (a “Marketed Underwritten Offering”) unless the proceeds to all requesting Specified Stockholders from such offering are at least $12.5 million. Furthermore, the Company will not be required to effect (i) more than two Marketed Underwritten Offerings in any calendar year or more than six Marketed Underwritten Offerings in the aggregate, or (ii) more than four underwritten offerings other than Marketed Underwritten Offerings in any calendar year or more than eight underwritten offerings that are not Marketed Underwritten Offerings in the aggregate, in each case of (i) and (ii), as requested by any Specified Stockholder other than the Platinum Parties.

•	The Specified Stockholders have certain piggyback registration rights.

•	The Registration Rights Agreement includes customary indemnification provisions.

The foregoing description of the Registration Rights Agreement is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Registration Rights Agreement. The Registration Rights Agreement is incorporated as Exhibit 10.4 hereto by reference to Exhibit 10.1 of the Company’s registration statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2016.

Corporate Advisory Services Agreement

On the Effective Date, pursuant to the Plan, the Company and Platinum Equity Advisors, LLC (“Platinum”) entered into a Corporate Advisory Services Agreement, dated as of December 15, 2016 (the “Services Agreement”). Pursuant to the Services Agreement, Platinum will provide certain business advisory services to the Company, and the Company, as consideration therefor, will pay Platinum an advisory fee of $2.75 million per year (subject to certain limitations and adjustments as set forth therein). In addition, the Company will reimburse Platinum for ordinary course, reasonable and documented out-of-pocket expenses of up to an aggregate amount of $375,000, on an annual basis, subject to certain limitations set forth therein. Pursuant to the Services Agreement, directors of the Company appointed by Platinum who are not independent directors will not receive compensation for their services as directors. The compensation of directors is further described in Item 5.02 of this Current Report on Form 8-K, incorporated by reference herein.

The Services Agreement will have an initial term commencing on the Effective Date and ending on December 31, 2019. Thereafter, the independent members of the New Board shall have the option to renew the Services Agreement for additional one-year terms, with each such extended term ending on December 31 of the subsequent year. The Services Agreement may be terminated by Platinum upon 90 days’ written notice, and automatically terminates 45 days after the date Platinum owns less than 33% of the outstanding shares of Common Stock.

This summary is qualified in its entirety by reference to the full text of the Services Agreement, which is attached hereto as Exhibit 10.5 and incorporated by reference herein.

Platinum Letter Agreement

On the Effective Date, pursuant to the Plan, the Company and Platinum entered into a Letter Agreement, dated as of December 15, 2016 (the “Platinum Agreement”). Pursuant to the Platinum Agreement, Platinum has agreed to vote all shares of the Common Stock beneficially owned by it (i) in favor of the directors (if any) nominated for the board of directors of the Company pursuant to Section 2.3(b)(i) of the Bylaws (as defined below) and (ii) in proportion to votes cast by Other Holders (as defined in the Bylaws) in connection with a vote as described in Section 2.5 of the Bylaws to remove, with or without cause, a director appointed by the Other Backstop Parties (as defined in the Bylaws).

This summary is qualified in its entirety by reference to the full text of the Platinum Agreement, which is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Item 1.02 Termination of a Material Agreement.

Revolving Credit Facility, Term Loan, Indenture and 6.75% Senior Notes Due 2021

In connection with its emergence from bankruptcy, the following agreements and securities were terminated:

•	the Loan and Security Agreement, among the Company and Key Energy Services, LLC, as borrowers, certain subsidiaries of the borrowers named as guarantors therein, the financial institutions party thereto from time to time as lenders, Bank of America, N.A., as administrative agent for the lenders, and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-collateral agents for the lenders and each amendment and supplement to such agreement;

•	the Term Loan and Security Agreement, among the Company, as borrower, certain subsidiaries of the Company named as guarantors therein, the financial institutions party thereto from time to time as lenders, Cortland Capital Market Services LLC, as agent for the lenders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner and each amendment and supplement to such agreement; and

•	the Indenture, dated as of March 4, 2011 among the Company, the guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A. as trustee, the 6.75% senior notes due 2021 issued thereunder and each amendment and supplement to such indenture.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the New ABL Facility and the New Term Loan Facility set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities

On the Effective Date, pursuant to the terms of the Plan, the Company issued the following securities (with such amounts subject to final adjustment as a result of rounding):

•	an aggregate of 7,500,000 shares of Common Stock in satisfaction of Senior Notes Claims;

•	an aggregate of 7,022,859 shares of Common Stock pursuant to the Primary Rights Offering for an aggregate purchase price of approximately $85 million;

•	an aggregate of 3,424,741 shares of Common Stock pursuant to the Incremental Liquidity Rights Offering for an aggregate purchase price of approximately $24 million;

•	an aggregate of 1,321,414 shares of Common Stock necessary to satisfy the Put Premium;

•	an aggregate of 815,887 shares of Common Stock pursuant to the Equity Holder Exchange;

•	one share of preferred stock designated “Series A Preferred Stock” to Soter Capital, LLC pursuant to the Plan; and

•	the 4-Year Warrants and 5-Year Warrants described in Item 1.01 of this Current Report on Form 8-K.

The Company relied on Section 1145(a) of the Bankruptcy Code as an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) for Common Stock issued in satisfaction of Senior Notes Claims and pursuant to the Equity Holder Exchange; for Common Stock issuable pursuant to the 4-Year Warrants and 5-Year Warrants; and for the issuance of the share of Series A Preferred Stock. The Company relied on the exemption from registration set forth in Section 4(a)(2) of the Securities Act and Rule 506 thereunder for Common Stock issued pursuant to the Primary Rights Offering, the Incremental Liquidity Rights Offering and the Put Premium.

The information regarding the Warrants set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders

On the Effective Date, the Company was converted from a Maryland corporation to a Delaware corporation.

Also on the Effective Date, pursuant to the Plan, (i) shares of the Company’s common stock, par value $0.10 per share (“Pre-Effective Date Common Stock”), issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were cancelled and discharged and (ii) all agreements, instruments, and other documents evidencing, relating to or connected with the Pre-Effective Date Common Stock and the Company’s 6.75% senior notes due 2021, and any rights of any holder in respect thereof, were cancelled and discharged.

The information regarding the Company’s adoption of a new certificate of incorporation and bylaws set forth in Item 5.03 of this Report is incorporated by reference herein.

Item 5.01 Change in Control of Registrant

As disclosed elsewhere in this Current Report on Form 8-K, on the Effective Date, pursuant to the Plan, all previously issued and outstanding shares of the Company’s Pre-Effective Date Common Stock were cancelled, and the Company issued shares of Common Stock pursuant to the Plan.

As of the Effective Date, the Platinum Parties beneficially own 48.8% of the outstanding shares of Common Stock of the Company. The Platinum Parties received such shares in satisfaction of the Senior Notes Claims and pursuant to the Put Premium, and by purchase in the Primary Rights Offering and the Incremental Liquidity Rights Offering using $55,247,840.61 from equity contributions of investors in the applicable Platinum Parties.

Pursuant to the Plan, commencing on the Effective Date and until the 2019 annual meeting of stockholders, directors selected by the Platinum Parties will hold a majority of all votes held by directors of the Company, as further described in the Company’s registration statement on Form 8-A filed with the SEC on December 15, 2016, which description is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

In accordance with the Plan, on the Effective Date, Mark H. Rosenberg, Robert K. Reeves, Kevin P. Collins, W. Phillip Marcum, William D. Fertig, Ralph S. Michael, Bill Owens, Arlene Yocum, and Lynn Coleman ceased to be members of the board of directors of the Company.

The new board of directors of the Company (the “New Board”) took office on the Effective Date and consists of the following members:

•

Bryan Kelln: Mr. Kelln is a Partner at Platinum Equity and the President of Portfolio Operations, a group responsible for overseeing business strategy and operations at Platinum Equity’s portfolio companies. Mr. Kelln joined Platinum Equity in 2008. He works closely with the firm’s Operations Team and portfolio company executive management to drive strategic initiatives and to deploy operational resources. Prior to joining Platinum Equity, Mr. Kelln held senior operations roles at a number of companies including Nortek, Inc., Jacuzzi, Inc., RockShox, Inc. and General Cable Corporation. During a portion of this time, Mr. Kelln was an Operating Executive with The Jordan Company, a private investment firm, where he was involved in acquisitions, divestitures and operations for the firm and served as a board member of various portfolio companies. Mr. Kelln also previously served as a Partner in the Supply Chain Management Practice of Mercer Management Consulting. Mr. Kelln received his Bachelor’s degree, summa cum laude, from Washington State University and an M.B.A. from The Ohio State University, Fisher College of Business.

•	Jacob Kotzubei: Mr. Kotzubei joined Platinum Equity in 2002 and is a Partner at the firm and a member of the firm’s Investment Committee. Mr. Kotzubei serves as an officer and/or director of a number of Platinum Equity’s portfolio companies. Prior to joining Platinum Equity in 2002, Mr. Kotzubei worked for 4 1/2 years for Goldman Sachs’ Investment Banking Division in New York City. Previously, he was an attorney at Sullivan & Cromwell LLP in New York City, specializing in mergers and acquisitions. Mr. Kotzubei received a Bachelor’s degree from Wesleyan University and holds a J.D. from Columbia University School of Law, where he was elected a member of the Columbia Law Review.

•	Philip E. Norment (Chair): Mr. Norment is a Partner at Platinum Equity, a member of Platinum Equity’s Investment Committee and a senior advisor on specific operational initiatives throughout the firm’s portfolio. He is also the senior operations executive responsible for evaluating acquisition opportunities and integrating new acquisitions into the portfolio. Prior to joining Platinum Equity in 1997, Mr. Norment served in a variety of management positions at Pilot. Over the course of 12 years he worked in the areas of global support, operations, consultative services and sales support, achieving the position of Chief Operating Officer. Mr. Norment earned a Bachelor’s degree in Economics and an M.B.A. from the University of Massachusetts, Amherst.

•	Mary Ann Sigler: Ms. Sigler is the Chief Financial Officer of Platinum Equity. Ms. Sigler joined Platinum Equity in 2004 and is responsible for overall accounting, tax, and financial reporting as well as managing strategic planning projects for the firm. Prior to joining Platinum Equity, Ms. Sigler was with Ernst & Young LLP for 25 years where she was a partner. Ms. Sigler has a B.A. in Accounting from California State University Fullerton and a Masters in Business Taxation from the University of Southern California. Ms. Sigler is a Certified Public Accountant in California, as well as a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

•

Robert Drummond: Mr. Drummond will be reorganized Key’s President and Chief Executive Officer. He joined the Company in June 2015 as President and Chief Operating Officer and has been a member of the Board of Directors since November 2015. Prior to joining the Company, Mr. Drummond served for 31 years at Schlumberger Limited, where he held various executive positions including President North America, Vice President and General Manager US Land, Vice President of Global Sales, Vice President General Manager US Gulf of Mexico, and President North American Offshore and Alaska. Mr. Drummond

currently sits on the board of directors of the National Ocean Industries Association and the board of directors for the Petroleum Equipment Suppliers Association. Previously, he served on the board of directors of Houston Offshore Energy Center, Greater Houston Partnership, and as Advisory Board Member of the University of Houston Global Energy Management Institute. Mr. Drummond received a Bachelor’s degree in Mineral/Petroleum Engineering from the University of Alabama in 1982 and sits on their College of Engineering Leadership Board.

•	Sherman K. Edmiston III: Mr. Edmiston is a senior restructuring executive and has over 20 years of experience working with companies in transition. Mr. Edmiston was a Partner and Managing Director at Zolfo Cooper LLC from November 2009 until December 2015. Mr. Edmiston served as Chief Restructuring Officer of Xinergy, Ltd, a Central Appalachian producer of thermal and metallurgical coal, and previously served as Chairman of the Finance and Transaction committee of JL French Automotive Castings, Inc. Mr. Edmiston currently serves on the Board of Directors of Arch Coal, Inc. Mr. Edmiston received his B.S. in Mechanical Engineering from Arizona State University and his M.B.A. from the University of Michigan.

•	Scott D. Vogel: Mr. Vogel was a Managing Director at Davidson Kempner Capital Management investing in distressed debt securities from 2002 to 2016. Previously, Mr. Vogel worked at MFP Investors, investing in special situations and turnaround opportunities. Prior to MFP Investors, he was an investment banker at Chase Securities. Mr. Vogel received his M.B.A. from The Wharton School at the University of Pennsylvania and his B.S.B.A. from Washington University. Mr. Vogel serves on the Board of Directors of Merrill Corp. and Arch Coal, Inc., and previously served on numerous Boards of Directors and ad hoc creditor and equity committees throughout his career. Mr. Vogel is a member of the Olin Alumni Board of Washington University, a member of the Advisory Board of Grameen America.

•	Steven H. Pruett: Mr. Pruett is the President and Chief Executive Officer of Elevation Resources LLC, a Permian Basin-focused exploration and production company which he co-founded in 2013. Mr. Pruett was previously senior vice president of corporate development of Concho Resources in 2012-2013. He co-founded and served as president and CFO of Legacy Reserves LP, a public MLP, from 2005-2012. Mr. Pruett has over 30 years of oil and gas operating, financial and management experience, most of which has been in the Permian Basin. Prior to forming Legacy Reserves, Mr. Pruett was a venture partner with Quantum Energy Partners, and was President of Petroleum Place and P2 Energy Solutions. He previously served as president and CEO of First Permian, founded and was president and CEO of First Reserve Oil & Gas Co., and served as a Vice President for First Reserve Corporation originating upstream equity investments. Mr. Pruett began his career as a petroleum engineer for ARCO Oil & Gas and worked in planning and business development for Amoco Production Company. Mr. Pruett received his B.S. in Petroleum Engineering from the University of Texas and graduated with an MBA from the Harvard Business School.

•	C. Christopher Gaut: Mr. Gaut has been the Chief Executive Officer of Forum Energy Technologies, Inc. since August 2010. Mr. Gaut served as the President at Forum Energy Technologies, Inc. from August 2010 to May 2016. He served as Managing Director of SCF Partners from November 2009 to July 2010. He served as the President of Drilling & Evaluation Division of Halliburton Company from January 2008 to April 2009 and as an Executive Vice President from March 2003 to December 2007. He served as an Executive Vice President of Halliburton Energy Services, Inc. from March 2003 to December 2007, and as its Chief Financial Officer from March 2003 to April 2009. Prior to joining Halliburton Company in 2003, he served as Member of Office of the President and Chief Operating Officer at Ensco plc from January 2002 to February 2003. Mr. Gaut also served as Senior Vice President and Chief Financial Officer of Ensco plc from December 1987 to December 2001. He also served as co-President of Ensco plc. Prior to Ensco, he was a Partner at Pacific Asset Capital. He began his career with Amoco Corporation in 1980 and served various financial management positions. Mr. Gaut served as the President of Dual Drilling Company (formerly Dual Holding Co.). He has been the Chairman of Reservoir Group Ltd. since February 2010 and Forum Energy Technologies, Inc. since August 2010. He has been a Director of Forum Energy Technologies, Inc. (formerly Forum Oilfield Technologies, Inc.) since December 2006. He has been a Non-Executive Director of Ensco plc since May 2008. He served as a Director of KBR Inc., since March 2006. Mr. Gaut also served as a Director of Dual Drilling Company. He is a Member of Financial Executives International and is on the Board of Directors of the National Ocean Industries Association. He also serves on the Board of the Houston Museum of Natural Science. Mr. Gaut received his Bachelor of Arts degree in Engineering from Dartmouth College and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

•	H.H. “Tripp” Wommack, III: Mr. Wommack is currently the Chairman, President and Chief Executive Officer of Saber Oil and Gas Ventures, LLC, an oil and gas company that focuses on acquisition and exploitation efforts in the Permian Basin of West Texas and Southeast New Mexico. Mr. Wommack has served in this position since August 2008. Mr. Wommack also serves as the Chairman of Cibolo Creek Partners, LLC, which specializes in commercial real estate investments, a position he has held since January 1993. Prior to his current positions, Mr. Wommack was Chairman, President and Chief Executive Officer of Southwest Royalties, Inc. from August 1983 to August 2004 and Saber Resources from July 2004 until August 2008. Additionally, Mr. Wommack was the founder, Chairman and Chief Executive Officer of Basic Energy Services (formerly Sierra Well Services, Inc.), and following its initial public offering, Mr. Wommack continued to serve on the board of directors of Basic Energy Services through June 2009. Mr. Wommack has served as a member of C&J’s board of directors since December 2010. Mr. Wommack graduated with a B.A. from the University of North Carolina, Chapel Hill, and earned a J.D. from the University of Texas.

Committees of the Directors

The standing committees of the New Board consist of an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

•	The New Board has appointed Messrs. Gaut, Edmiston, Pruett and Wommack to serve as members on the Audit Committee. Mr. Wommack was appointed Chairperson of the Audit Committee.

•	The New Board has appointed Messrs. Kelln, Kotzubei, Norment, Vogel and Wommack to serve as members on the Compensation Committee. Mr. Kelln was appointed Chairperson of the Compensation Committee.

•	The New Board has appointed Mr. Drummond, Mr. Kelln, Mr. Kotzubei, Ms. Sigler and Mr. Vogel to serve as members on the Nominating and Governance Committee. Ms. Sigler was appointed Chairperson of the Nominating and Governance Committee.

Compensation of Directors

Independent members of the New Board will each be paid an annual director retainer of $250,000 plus reasonable and customary expenses incurred in connection with his or her service as a director. With respect to the first twelve months of service following the Effective Date, each New Board member will receive fifty percent (50%) of the annual director fee in the form of cash (to be paid in arrears) and fifty percent (50%) of the annual director fee in the form of restricted stock awards granted pursuant to the ECIP (defined below).

In addition to the annual retainer described above, members of the New Board who are independent directors will also receive additional annual cash fees in respect of their further service as committee chairpersons or members as follows: (1) the Audit Committee chairperson will receive $20,000 per year, (2) the Compensation Committee chairperson will receive $15,000 per year, (3) the Nominating and Corporate Governance Committee chairperson will receive $10,000 per year, and (4) each member of the Audit Committee other than the chairperson will receive $10,000 per year.

Executive Officers

As of the Effective Date, pursuant to the Plan, the executive officers of the Company consisted of the following: Robert W. Drummond, President and Chief Executive Officer; David Brunnert, Senior Vice President and Chief Operating Officer; J. Marshall Dodson, Senior Vice President, Chief Financial Officer and Treasurer; Scott P. Miller, Senior Vice President, Operations Services and Chief Administration Officer; Katherine I. Hargis, Vice President, Chief Legal Officer and Corporate Secretary; and Eddie V. Picard, Vice President and Controller.

Biographical information about the Company’s executive officers is set forth in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on April 20, 2016, under the section entitled “Item 10. Directors, Executive Officers and Corporate Governance,” as well as in the Current Reports on Form 8-K filed with the SEC on October 21, 2016 and November 30, 2016, which information is incorporated by reference herein.

Key Energy Services, Inc. 2016 Equity and Cash Incentive

On the Effective Date, pursuant to the Plan, the Company adopted a new management incentive plan titled the Key Energy Services, Inc. 2016 Equity and Cash Incentive Plan (the “ECIP”). The ECIP authorizes the grant of compensation described in the following sentence comprised of stock or economic rights tied to the value of stock collectively representing up to 11% of the fully diluted shares of Common Stock as of the Effective Date (without regard to shares reserved for issuance pursuant to the Warrants) (as increased by the Board from the initial pool of 7% of fully diluted shares on the Effective Date, as permitted under the terms of the ECIP). The ECIP provides for awards of restricted stock, restricted stock units, options, stock appreciation rights and cash-based awards, for distribution to officers, directors and employees of the Company and its subsidiaries as determined by the New Board. As of the Effective Date, the New Board or an authorized committee thereof is authorized, without further approval of Key equity holders, to execute and deliver all agreements, documents, instruments and certificates relating to the ECIP and to perform their obligations thereunder in accordance with, and subject to, the terms of the ECIP.

As of the Effective Date, all employee equity or equity-based incentive plans of the Debtors, and all provisions set forth in the Compensation and Benefits Programs of the Debtors that provided for rights to acquire any equity interests in Key, were cancelled.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On the Effective Date, the Company was converted from a Maryland corporation to a Delaware corporation.

On the Effective Date, pursuant to the terms of the Plan, the Company filed a new Certificate of Incorporation (the “Certificate of Incorporation”) with the office of the Secretary of State of the State of Delaware. Also on the Effective Date, and pursuant to the terms of the Plan, the Company adopted a new set of Bylaws (the “Bylaws”). Descriptions of the material provisions of the Certificate of Incorporation and the Bylaws are contained in the Company’s registration statement on Form 8-A filed with the SEC on December 15, 2016, which description is incorporated by reference herein.

The foregoing description of the Certificate of Incorporation and the Bylaws is summary in nature and is qualified in its entirety by reference to the full and complete terms of the Certificate of Incorporation and the Bylaws. Copies of the Certificate of Incorporation and the Bylaws are incorporated herein as Exhibits 3.1 and 3.2, respectively, which are in turn incorporated by reference to Exhibits 3.1 and 3.2, respectively, of the Company’s registration statement on Form 8-A filed with the SEC on December 15, 2016.

Item 7.01 Regulation FD Disclosure

On the Effective Date, the Company issued a press release announcing its emergence from bankruptcy. A copy of the press release is included herein as Exhibit 99.1. The press release, including the information contained therein, is furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act.

Item 8.01 Other Events

On the Effective Date, pursuant to the terms of the Plan, the Company registered the Common Stock under Section 12(b) of the Exchange Act. The Company has applied to list the Common Stock on the NYSE and expects to have its listing application approved on December 15, 2016. The Common Stock is expected to commence trading on the NYSE on December 16, 2016, subject to the Company meeting the listing eligibility requirements related to market capitalization and public float.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature or that relate to future events and conditions are, or may be deemed to be, forward-looking statements. These statements are only predictions and are subject to substantial risks and uncertainties and are not guarantees of performance. Future actions, events and conditions and future results of operations may differ materially from those expressed in these statements.

Important factors that may affect Key’s expectations, estimates or projections are described in “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2015 and its other filings with the SEC and in Article XI of the Disclosure Statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates, dated September 21, 2016 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 7, 2016).

3.1	Certificate of Incorporation of Key Energy Services, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form 8-A filed on December 15, 2016).

3.2	Bylaws of Key Energy Services, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s registration statement on Form 8-A filed on December 15, 2016).

*10.1	Loan and Security Agreement, dated as of December 15, 2016, among Key Energy Services, Inc. and Key Energy Services, LLC, as the borrowers, the financial institutions party thereto from time to time as lenders, Bank of America, N.A., as administrative agent for the lenders, and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-collateral agents for the lenders.

*10.2	Term Loan and Security Agreement, dated as of December 15, 2016, among Key Energy Services, Inc., as borrower, certain subsidiaries of the borrower named as guarantors therein, the financial institutions party thereto from time to time as lenders and Cortland Capital Market Services LLC and Cortland Products Corp., as agent for the lenders.

*10.3	Warrant Agreement, dated as of December 15, 2016, among Key Energy Services, Inc. and American Stock Transfer & Trust Company, LLC.

10.4	Registration Rights Agreement, dated December 15, 2016, by and between Key Energy Services, Inc. and each Investor party thereto (incorporated by reference to Exhibit 10.1 of the Company’s registration statement on Form 8-A filed on December 15, 2016).

*10.5	Corporate Advisory Services Agreement, dated as of December 15, 2016, among Key Energy Services, Inc. and Platinum Equity Advisors, LLC.

*10.6	Platinum Letter Agreement, dated as of December 15, 2016, among Key Energy Services, Inc. and Platinum Equity Advisors, LLC.

*99.1	Press Release issued by Key Energy Services, Inc. dated December 15, 2016.

*	filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: December 15, 2016	By:	/s/ Katherine I. Hargis
Katherine I. Hargis
Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Joint Prepackaged Plan of Reorganization of Key Energy Services, Inc. and its Debtor Affiliates, dated September 21, 2016 (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 7, 2016).

3.1	Certificate of Incorporation of Key Energy Services, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form 8-A filed on December 15, 2016).

3.2	Bylaws of Key Energy Services, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s registration statement on Form 8-A filed on December 15, 2016).

*10.1	Loan and Security Agreement, dated as of December 15, 2016, among Key Energy Services, Inc. and Key Energy Services, LLC, as the borrowers, the financial institutions party thereto from time to time as lenders, Bank of America, N.A., as administrative agent for the lenders, and Bank of America, N.A. and Wells Fargo Bank, National Association, as co-collateral agents for the lenders.

*10.2	Term Loan and Security Agreement, dated as of December 15, 2016, among Key Energy Services, Inc., as borrower, certain subsidiaries of the borrower named as guarantors therein, the financial institutions party thereto from time to time as lenders and Cortland Capital Market Services LLC and Cortland Products Corp., as agent for the lenders.

*10.3	Warrant Agreement, dated as of December 15, 2016, among Key Energy Services, Inc. and American Stock Transfer & Trust Company, LLC.

10.4	Registration Rights Agreement, (incorporated by reference to Exhibit 10.1 of the Company’s registration statement on Form 8-A filed on December 15, 2016).

*10.5	Corporate Advisory Services Agreement, dated as of December 15, 2016, among Key Energy Services, Inc. and Platinum Equity Advisors, LLC.

*10.6	Platinum Letter Agreement, dated as of December 15, 2016, among Key Energy Services, Inc. and Platinum Equity Advisors, LLC.

*99.1	Press Release issued by Key Energy Services, Inc. dated December 15, 2016.

*	filed herewith